EXHIBIT 10.15.1
_________________________, 2005
India Globalization Capital, Inc.
4336 Montgomery Avenue
Bethesda, Maryland 20814
Re: Loan to India Globalization Capital, Inc.
Gentlemen:
     This will confirm that, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, I will make a loan in the amount of $720,000 to India Globalization Capital, Inc. (the “Company”) on the date that the Company consummates an initial public offering of its securities. The terms and conditions of the loan are set forth in the attached promissory note that the Company will execute at the time the loan is made.
     This will also confirm that the due date for repayment of the loan in the amount of $50,000 made by me to the Company is hereby extended until on the sooner of (i) one year from the date the attached promissory note or (ii) the date of consummation of a Business Combination as that term is defined in Maker’s Articles of Incorporation as may be amended and/or restated from time to time.

Very truly yours,

Ranga Krishna